Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S  R E L E A S E

ComplyTrust TM Announces New VP Business Development

Vancouver, British Columbia--(June 3, 2021) – Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data compliance innovator, is pleased to announce and welcome Spencer Spicker to our ComplyTrustTM Inc. team as Vice President, Business Development and Sales.

Mr. Spicker has spent his career driving revenue growth within the enterprise data storage industry. Spencer’s strong business development leadership experience with direct, OEM and channel sales models has successfully grown revenue at multiple storage companies both large and small. Spencer is a Veteran of Naval Special Warfare and attended Louisiana State University and presently serves on the board of Inspire, the Foundation for Education.

Mr. Spicker is tasked with building new AWS cloud and Salesforce relationships for ComplyTrust’s ComplyScanTM cloud-native backup compliance reporting tool and their Forget-Me-Yes (FMY) Software-as-a-Service application for organizational and individual Right-to-be-Forgotten (RtbF) and Right-of-Erase (RoE) data privacy compliance.

ComplyScanTM is a cloud-native application that provides compliance reporting of backup/restore job activities for AWS services including Aurora, DDB, EC2/EBS, EFS, RDS and StorageGateway.

Forget-Me-Yes™ (FMY) is an innovative zero-knowledge data privacy platform now available on a monthly subscription-basis for Salesforce organizations, supporting both structured and unstructured data queries, ensuring DSAR deletion-request compliance for Brazil’s LGPD, California’s CCPA/CPRA, Europe’s GDPR, Nevada’s SB220 and Virginia’s CDPA data privacy legislation.

“We are pleased to have Spencer on-board and welcome his expertise in helping to build a solid foundation for the future long-term success of our ComplyTrustTM brand and products”, said Rowland Perkins, President and CEO at Oculus VisionTech.

For more information, please visit https://complytrust.com/ today.

About Oculus VisionTech

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a development-stage technology company focused on cyber security and data privacy compliance products for Enterprise business customers. With offices in San Diego, California and Vancouver, British Columbia, the company is currently expanding its’ new ComplyTrustTM, www.complytrust.com, product suite which includes the ComplyScan cloud backup reporting tool and Forget-Me-YesTM B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, CDPA, GDPR, LGPD, SB220 and other regulatory compliance legislation for Salesforce organizations worldwide. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/Oculus

Oculus VisionTech Inc.	- 2 -	June 3, 2021
News Release – Continued

About ComplyTrustTM

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV : https://tmxmatrix.com/company/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.